STOCK PURCHASE AGREEMENT

                                  By and Among

                           AQUIS COMMUNICATIONS, INC.

                                       and

                          SUNSTAR COMMUNICATIONS, INC.

                                       and

                               SUNSTAR ONE, L.L.C.

                            DATED AS OF JUNE 15, 1999

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                                TABLE OF CONTENTS

                                                                          Page

      1.    Definitions and Index of Defined Terms.........................  1
            (a)   Capitalized Terms........................................  1
            (b)   Index of Defined Terms...................................  1

      2.    Sale of Stock..................................................  6
            (a)   Purchase and Sale of Stock...............................  6
            (b)   Delivery of Possession and Instruments of Transfer.......  6

      3.    Closing........................................................  6

      4.    Purchase Price and Payment/Adjustments.........................  7

      5.    Representations and Warranties of the Seller...................  7
            (a)   Organization, Good Standing, Power, Etc..................  7
            (b)   Capital Stock............................................  8
            (c)   Articles of Incorporation and By-Laws; Articles of
            Organization and Operating Agreement...........................  8
            (d)   Subsidiaries, Divisions and Affiliates...................  8
            (e)   Equity Investments.......................................  9
            (f)   Authorization, Etc.......................................  9
            (g)   Effect of Agreement......................................  9
            (h)   Restrictions.............................................  9
            (i)   Governmental and Other Consents.......................... 10
                  (j)   Financial Statements............................... 10
            (k)   Absence of Certain Changes or Events..................... 11
            (l)   Title to Assets; Absence of Liens and
                  Encumbrances............................................. 11
            (m)   Property................................................. 12
            (n)   Equipment................................................ 13
            (o)   Insurance................................................ 13
            (p)   Agreements, Arrangements, Etc............................ 14
            (q)   Business Names; Patents, Trademarks,
                  Copyrights, Etc.......................................... 16
            (r)   Permits, Licenses, Etc................................... 17
            (s)   Compliance with Applicable Laws.......................... 17
            (t)   Litigation............................................... 17
            (u)   No Interest in Competitors............................... 18
            (v)   Customers, Suppliers, Distributors and Agents............ 18
            (w)   Books and Records........................................ 18
            (x)   Employee Benefit Plans................................... 18
            (y)   Powers of Attorney....................................... 19
            (z)   Sufficiency of Assets and Commitments.................... 19
            (aa)  Labor Disputes, Unfair Labor Practices................... 19
            (bb)  Past Due Obligations..................................... 20
            (cc)  Environmental Matters.................................... 20
            (dd)  Tax and Other Returns and Reports........................ 21
            (ee)  Recent Dividends and Other Distributions................. 21


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            (ff)  Inventory................................................ 22
            (gg)  Purchase and Sale Obligations............................ 22
            (hh)  Other Information........................................ 22
            (ii)  Accounts Receivable...................................... 22
            (jj)  Brokers and Finders...................................... 22
            (kk)  Personnel................................................ 22
            (ll)  Insider Interests........................................ 23
            (mm)  Bank Accounts............................................ 23
            (nn)  Documents Relating to Business........................... 23
            (oo)  Books and Records........................................ 23
            (pp)  Payments................................................. 24
            (qq)  Schedules................................................ 24
            (rr)  Predecessor Entity....................................... 24

      6.    Representations and Warranties of the Purchaser................ 24
            (a)   Organization and Good Standing........................... 25
            (b)   Noncontravention......................................... 25
            (c)   Authorization............................................ 25
            (d)   Conflicts................................................ 25
            (e)   Approvals................................................ 25
            (f)   ......................................................... 25
            (g)   Brokers and Finders...................................... 25

      7.    Conditions Precedent to the Purchaser's Obligation to Close.... 26

      8.    Conditions Precedent to the Seller's Obligation to Close....... 28

      9.    Access......................................................... 29

      10.   Affirmative Covenants of the Seller............................ 30
            (a)   Conduct of Business...................................... 30
            (b)   Maintenance of Property.................................. 30
            (c)   Insurance................................................ 30
            (d)   Performance of Obligations............................... 30
            (e)   Maintenance and Preservation of Business................. 30
            (f)   Compliance with Laws..................................... 30
            (g)   Notice of Certain Events................................. 30
            (h)   Satisfaction of Conditions............................... 31
            (i)   Good Standing............................................ 31

      11.   Negative Covenants of the Seller............................... 31
            (a)   Material Commitments..................................... 31
            (b)   Inconsistent Agreements.................................. 31

      12.   Affirmative Covenants of the Purchaser......................... 31
            (a)   Good Standing............................................ 31
            (b)   Satisfaction of Conditions............................... 31
            (c)   Maintenance and Preservation of Business................. 31
            (d)   Compliance with Laws..................................... 31


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

      13.   Termination.................................................... 32
            (a)   Grounds for Termination.................................. 32
            (b)   Consequences of Termination.............................. 32

      14.   Deliveries..................................................... 32
            (a)   The Seller............................................... 32
            (b)         Purchaser.......................................... 33
            (c)   Purchaser................................................ 33
            (d)   Purchaser................................................ 33
            (e)   Further Assurances....................................... 33

      15.   Consent of Lender.............................................. 33

      16.   Expenses....................................................... 34

      17.   Nondisclosure of Confidential Information...................... 34

      18.   Survival of Representations and Warranties..................... 34

      19.   Indemnification................................................ 34

      20.   Conflict of Interest........................................... 36

      21.   Notices........................................................ 36

      22.   Miscellaneous.................................................. 37
            (a)   Severability............................................. 37
            (b)   Assignment............................................... 37
            (c)   Counterparts............................................. 37
            (d)   No Waiver................................................ 37
            (e)   Entire Agreement; Amendments............................. 37
            (f)   Governing Law............................................ 37
            (g)   Headings................................................. 37
            (h)   Public Announcements..................................... 38
            (i)   Arbitration.............................................. 38


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                                    Schedules

5(h)              Restrictions
5(i)              Governmental and Other Consents
5(k)              Changes in Business
5(l)              Title to Assets; Liens and Encumbrances
5(m)              Property
5(n)              Equipment
5(o)              Insurance
5(p)              Commitments
5(q)              Business Names; Patents, Trademarks and Copyrights
5(t)              Litigation
5(u)              Interest in Competitors
5(v)              Customers, Suppliers, Distributors, and Agents
5(x)              Employee Benefit Plans
5(y)              Powers of Attorney
5(z)              Sufficiency of Assets and Commitments
5(aa)             Labor Disputes
5(bb)             Past Due Obligations
5(cc)             Environmental Matter
5(dd)             Tax Matters
5(ee)             Dividends and Distributions
5(ii)             Accounts Receivable
5(kk)             Personnel
5(ll)             Insider Interest
5(mm)             Bank Accounts
5(pp)             Payments

                                    Exhibits

A.                Escrow Agreement
B.                Registration Rights Agreement
C.                Legal Opinion of Seller's Counsel
D.                John Hobko Employment Agreement
E.                Legal Opinion of Purchaser's Counsel

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of this 15th day of June, 1999, by and among Aquis Communications, Inc., a Delaware corporation (the "Purchaser"), SunStar Communications, Inc., an Arizona corporation (the "Company") and SunStar One, L.L.C., an Arizona limited liability company, the sole shareholder of the Company (the "Seller").

                                    RECITALS:

            The Seller is the record and beneficial owner of 1,000 shares of common stock, $ .01 par value per share, of the Company, which is one hundred percent (100%) of the issued and outstanding capital stock of the Company (the "SunStar Shares");

      The Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, the SunStar Shares on the terms and conditions set forth in this Agreement;

            In consideration of the foregoing, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Definitions and Index of Defined Terms.

                  (a) Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined shall, unless expressly stated otherwise, have the meanings specified in this Section 1. The single shall include the plural and the masculine shall include the feminine and neuter, and vice versa.

                  (b) Index of Defined Terms.

                        (i) "Accountants" has the meaning set forth in Section 7(i) of this Agreement.

                        (ii) "Accounts Receivable" means monies or other consideration reflected on the books of the Company as of the date of Closing that are due to the Company.

                        (iii) "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

                        (iv) "Agreement" means this Stock Purchase Agreement.

                        (v) "Aquis Group" has the meaning set forth in Section 4(a)(ii) of this Agreement.

                        (vi) "Aquis Group Shares" has the meaning set forth in
Section 4(a)(ii) of this Agreement.

                        (vii) "Aquis Shares Delivery Date" means the later of
(i) the date which is 15 calendar days after Aquis files with the NASD the "Nasdaq SmallCap Market Notification Form for Listing of Additional Shares" relating to the Aquis Group Shares (the "NASDAQ Listing Application") and (ii) the Closing Date.

                        (viii) "Assets" As used in this Agreement, the term "Assets" shall mean all of the assets of the Company (as of the Closing), including, without limitation, the following:

            (1) the Business of the Company as a going concern, the goodwill pertaining thereto and all of the Company's right, title and interest in and to the name SunStar Communications, and all other trade names, trademarks, servicemarks, logos or other identifying names used by the Company or the Seller in the Business (collectively the "Trade Names"), all as set forth in Schedule 5(q);

            (2) all items of inventory owned by the Company including, without limitation, all raw materials, work-in-progress and finished products of the Company;

            (3) all vehicles, machinery, equipment, furniture, fixtures, computer and other office equipment and supplies of the Company, including containers, packaging and shipping material, tools and spare parts and other similar tangible personal property owned by the Company;

            (4) all Rights;

            (5) all books and records of the Company (including corporate and tax records) including all in-house mailing lists, other customer and supplier lists, trade correspondence, production and purchase records, promotional literature, data storage tapes and computer disks, computer software, order forms, accounts payable records (including invoices, correspondence and all related documents), accounts receivable ledgers, all documents relating to uncollected invoices, and all shipping records;

            (6) all contracts, agreements (including, without limitation, the confidentiality and non-disclosure agreements between the Company and each of its employees) and purchase and sale orders for goods; all corporate opportunities under discussion and related to the Business, including any documentation related thereto;

            (7) all trade receivables of the Company and all advance payments, prepaid items, rights to offset and credits of all kinds of the Company;

            (8) all tangible personal property owned by the Company which is not specifically included in, or specifically excluded by, the foregoing subsections (1) through (7);

            (9) all real property owned or leased by the Company, together with all fixtures attached thereto;

            (10) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets, all claims, causes of action, rights of recovery and rights of set-off of any kind against any person or entity relating to the Assets or the Business; and

            (11) any and all other assets, properties and rights of the Company including those reflected as such under Assets on the April 30, 1999 Balance Sheet (the "April Balance Sheet") included among the Financial Statements, with such additions thereto and deletions therefrom as have occurred or shall occur in the ordinary course of business between April 30, 1999 and the Closing.

                        (ix) "Balance Sheet" has the meaning set forth in
Section 5(j) of this Agreement.

                        (x) "Balance Sheet Date" has the meaning set forth in
Section 5(j) of this Agreement.

                        (xi) "Business" means the business heretofore and currently being conducted by the Company and the Seller, which consists of providing access to virtual private network services and acting as an internet service provider. The Seller acknowledges that all representations, warranties, covenants and agreements contained herein shall relate to the Business as heretofore defined and to the Company's predecessors in interest with regard to the Business.

                        (xii) "Closing" has the meaning set forth in Section 3 of this Agreement.

                        (xiii) "Closing Date" has the meaning set forth in
Section 3 of this Agreement.


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

                        (xiv) "Commitments" shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or where they are verbal, written summaries of the material terms thereof), fixed or contingent, required to be disclosed on
Schedule 5(p).

                        (xv) "Employee Benefit Plans" has the meaning set forth in Section 5(x) of this Agreement.

                        (xvi) "Environmental Claim" shall mean any written demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding which asserts that an Environmental Condition constitutes a violation of any statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or Release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance, prior to Closing Date in each case in contravention of any applicable laws or regulations.

                        (xvii) "Environmental Condition" shall mean the presence on any real property during the period from the date such real property was first owned, leased or used by the Company or the Seller to the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any Hazardous Substance arising out of or otherwise related to the operations or other activities of the Company or the Seller, conducted or undertaken prior to the Closing Date, and in each case in contravention of any applicable laws or regulations.

                        (xviii) "Equipment" has the meaning set forth in Section 5(n) of this Agreement.

                        (xix) "Escrow Agreement" has the meaning set forth in
Section 4(a)(ii)(B) of this Agreement.

                        (xx) "Financial Statements" has the meaning set forth in
Section 5(j) of this Agreement.

                        (xxi) "Finova Consent" has the meaning set forth in
Section 15 of this Agreement.

                        (xxii) "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as applicable on the Closing Date, and shall include any additional substances designated under Section 102(a) thereof prior to the Closing Date.

                        (xxiii) "Knowledge of the Seller" in a representation or warranty of the Seller means the actual knowledge of the members of the Seller and the employees of the Seller and/or


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the Company who are familiar with the Business and the Assets or the matters with respect to which such representation or warranty is made, but does not include, except as specifically provided hereafter, constructive knowledge. Notwithstanding the foregoing, such phrase requires that such individuals: (i) undertake a reasonable examination of their and the Company's files and the assets relating to the Business to ascertain whether such files or asset examination reveal facts relevant to the representation or warranty in question, and (ii) make a reasonable inquiry of the other employees or agents of the Company who they reasonably believe may have knowledge relating to the facts relevant to such representation or warranty.

                        (xxiv) "Leases" has the meaning set forth in Section 5(m)(ii) of this Agreement.

                        (xxv) "Lien" means any security interest, mortgage, pledge, lien, claim, encumbrance or other third party claim.

                        (xxvi) "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                        (xxvii) "Person" shall mean a corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or a department or agency thereof, or any other entity, and, where the context permits, an individual.

                        (xxviii) "Personal Property Leases" has the meaning set forth in Section 5(m)(ii) of this Agreement.

                        (xxix) "Premises" has the meaning set forth in Section 5(m)(ii) of this Agreement.

                        (xxx) "Purchase Price" has the meaning set forth in
Section 4(a) of this Agreement.

                        (xxxi) "Purchaser" means Aquis IP Communications, Inc., a Delaware corporation.

                        (xxxii) "Registration Rights Agreement" has the meaning set forth in Section 4(a)(ii) of this Agreement.

                        (xxxiii) "Rights" means all of the Company's and/or the Seller's right, title and interest in and to the United States and foreign rights with respect to copyrights, licenses, patents, trademarks, trademark rights, trade names, service marks, service right marks, trade secrets, shop rights, know-how, technical information (including, without limitation, all software owned or utilized by the Company and/or the Seller in connection with the Business), techniques, discoveries, designs, proprietary rights and


                                        5
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non-public information and registrations, reissues and extensions thereof and applications and licenses therefor, owned or used, or proposed to be used in the Business.

                        (xxxiv) "Seller" means SunStar One, LLC, an Arizona limited liability company, the sole shareholder of the Company.

                        (xxxv) "SunStar Shares" has the meaning set forth in the Recitals of this Agreement.

                        (xxxvi) "TTI Obligation" means the amount of $232,534 owing to Touch Technology International Inc. ("TTI") as reflected on the books of the Seller as of April 30, 1999.

            2. Sale of Stock.

                  (a) Purchase and Sale of Stock. In exchange for the consideration specified herein, and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and acquire from the Seller, and the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, all right, title and interest in and to the SunStar Shares.

                  (b) Delivery of Possession and Instruments of Transfer. At the Closing, the Seller shall deliver to the Purchaser possession of all of the certificates representing the SunStar Shares, duly endorsed in blank or accompanied by duly executed stock powers with signatures guaranteed or notarized, and such other instruments of transfer reasonably requested by and satisfactory to the Purchaser and its counsel for consummation of the transactions contemplated under this Agreement and as are necessary to vest in the Purchaser, title in and to the SunStar Shares, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction, other than restrictions imposed by federal or applicable state securities laws.

            3. Closing. The closing of the purchase and sale provided for in this Agreement shall take place at the offices of Phillips Nizer Benjamin Krim & Ballon LLP, 666 Fifth Avenue, New York, New York, or such other place as the parties may agree, on a date not more than five (5) business days after the date upon which all of the conditions precedent to the closing stated in Sections 7 and 8 have been satisfied in full. (Such closing is hereinafter sometimes referred to as the "Closing," and such time and date is hereinafter sometimes referred to as the "Closing Date"). Notwithstanding the actual date of the Closing, the parties agree that the purchase of the SunStar Shares shall be effective as of June 15, 1999.


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

            4. Purchase Price and Payment/Adjustments.

                  Purchase Price. The purchase price is as follows ("Purchase Price"):

                        (i) The sum of one thousand dollars ($1,000), payable at the Closing;

                        (ii) The sum of two hundred seventy-four thousand dollars ($274,000), payable on or prior to July 31, 1999 (the "Cash Consideration Delivery Date") as follows:

                        (A) $232,534 to be paid to TTI in satisfaction of the TTI Obligation; and

                        (B) $41,466 to be paid to the Seller, plus

                        (iii) 1,150,000 shares of the common capital stock of the Purchaser's parent company, Aquis Communications Group, Inc. ("Aquis Group"), a Delaware corporation, (the "Aquis Group Shares"), to be delivered as follows:

            (A) 950,000 of the Aquis Group Shares to be delivered on the Aquis Shares Delivery Date to the Seller or its designee; and

            (B) 200,000 of the Aquis Group Shares to be delivered on the Aquis Shares Delivery Date to Phillips Nizer Benjamin Krim & Ballon LLP, as escrow agent ("Escrow Agent"), such shares to be held and delivered pursuant to an escrow agreement (the "Escrow Agreement") substantially in the form annexed hereto as Exhibit A.

      Aquis Group shall file with the Securities and Exchange Commission a registration statement covering the Aquis Group Shares, as more fully described in the Registration Rights Agreement to be entered into between Aquis Group and the Seller on the Closing Date, which shall be substantially in the form of Exhibit B hereto (the "Registration Rights Agreement").

                  5. Representations and Warranties of the Seller. As an inducement for the Purchaser to enter into this Agreement and perform its obligations hereunder, the Seller hereby represents and warrants to the Purchaser as set forth below. Each of such representations and warranties are correct and complete as of the date hereof and shall be correct and complete as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

                  (a) Organization, Good Standing, Power, Etc. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of


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

Arizona. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company is authorized or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of the Business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Business.

                  (b) Capital Stock.

                  (i) The Company has authorized capital stock consisting solely of 1,000 shares of common stock, $ .01 par value, all of which are issued and outstanding, and all of which are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights, and were issued in compliance with all federal and applicable state securities laws. The SunStar Shares constitute all of the issued and outstanding capital stock of the Company. The Seller owns the SunStar Shares free and clear of all liens, charges, encumbrances or claims of any kind whatsoever, except for restrictions imposed by federal or applicable state securities laws.

                  (ii) There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character provided for, required or permitting the sale, purchase or issuance of any shares of capital stock or any other securities of the Company that are reserved for issuance or are outstanding.

                  (c) Articles of Incorporation and By-Laws; Articles of Organization and Operating Agreement.

                  (i) Included in Schedule 5(c)(i) attached hereto are correct and complete copies of the Articles of Incorporation and By-laws of the Company, as amended to date. Such Articles of Incorporation and By-laws are in full force and effect.

                  (ii) Included in Schedule 5(c)(ii) attached hereto are correct and complete copies of the Articles of Organization and Operating Agreement of the Seller, as amended to date. Such Articles of Organization and Operating Agreement are in full force and effect.

                  (d) Subsidiaries, Divisions and Affiliates. The Company has no subsidiaries or divisions. Except as set forth in Schedule 5(d), the Business has been conducted solely by the Company and not through any Affiliate, joint venture or other entity, person or under any other name.


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

                  (e) Equity Investments. Except as set forth in Schedule 5(e), the Company does not own or have any rights to any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

                  (f) Authorization, Etc. The Company has full power and authority and has taken all action necessary to own, lease and operate the Assets, to enter into this Agreement and to carry out the transactions contemplated hereby. The Seller has full power and authority and has taken all action necessary to enter into this Agreement and to carry out the transactions contemplated hereby. The Seller and the Company have taken all action required by law, by the Company's Articles of Incorporation and By-laws, or by the Seller's Articles of Organization and Operating Agreement, or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Seller and is a legal, valid and binding obligation of the Company and the Seller enforceable against each in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  (g) Effect of Agreement. The execution, delivery and performance of this Agreement by the Company and the Seller and the consummation by the Company and the Seller of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (i) violate any provision of law, statute, rule, regulation or executive order to which the Company, the Seller or the Business are subject; (ii) violate any judgment, order, writ or decree of any court applicable to the Company, the Seller or the Business; or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, or, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets or the SunStar Shares pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the Commitments, to which the Company or the Seller is a party or by which any of the Assets or the SunStar Shares are or may be bound or affected or from which the Business derives benefits.

                  (h) Restrictions. Except as set forth on Schedule 5(h), neither the Company nor the Seller is a party to any contract, commitment or agreement, nor are any of them or the Assets or the SunStar Shares subject to, or bound or affected by, any provision of the charter documents of the Company or the Seller, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the Business, the SunStar Shares or any of the Assets.

                  (i) Governmental and Other Consents. Except as set forth on
Schedule 5(i), (i) no notice to, consent, authorization or approval of, or exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Company or the Seller of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated; and (ii) no notice to, consent, authorization or approval of, any Person under any agreement, arrangement or commitment of any nature which the Company or the Seller is party to or which the SunStar Shares or the Assets are bound by or subject to, or from which the Company receives or is entitled to receive a benefit, is required in connection with the execution, delivery and performance by the Company or the Seller of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

                  (j) Financial Statements. The Seller has heretofore furnished the Purchaser with (i) audited financial statements of the Seller, including statements of income and retained earnings for the fiscal years then ended, for the years from the commencement of the Business through the fiscal year ended October 31, 1998 and (ii) unaudited financial statements of the Seller for the period from November 1, 1998 through April 30, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and said Financial Statements fairly and accurately present the results of operations of the Seller for the periods covered thereby and the financial condition of the Seller as of the dates indicated thereon, and comply with the books and records of the Seller. All items that could reasonably have a material adverse effect on the willingness of a prospective purchaser to acquire the SunStar Shares have been disclosed in the Financial Statements or in the Schedules to this Agreement. There are no liabilities, obligations or claims of any nature of or against the Seller or the Company (whether threatened, accrued, contingent, absolute, unliquidated, asserted or otherwise, whether due or to become due) which were not disclosed or reflected fully on the Balance Sheets, and there are no such liabilities, obligations or claims of or against the Seller or the Company, other than those disclosed or reflected in the Financial Statements. Since the date of the last balance sheet (the "Balance Sheet") contained in the Financial Statements ("Balance Sheet Date"), the Seller and the Company have operated in the ordinary course of business and has, since the Balance Sheet Date, and will, through the Closing Date, continue to operate only in the ordinary course of business on the same basis as it has heretofore. Since the Balance Sheet Date, there has been no materially adverse change in the financial condition of the Seller or the Company, and the Seller knows of no such pending change.

                  (k) Absence of Certain Changes or Events. Except as set forth on Schedule 5(k), since April 30, 1999, neither the Seller nor the Company has:
(i) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of the Seller or the Company; (ii) incurred damage to or destruction of any material Asset or Assets individually or in the aggregate having a replacement cost in excess of $10,000, whether or not covered by insurance; (iii) incurred any obligation or liability (fixed or contingent) not in the ordinary course of business; (iv) made or entered into contracts or commitments to make any capital expenditures in excess of $10,000; (v) mortgaged, pledged or subjected to lien or any other encumbrance any of the Assets; (vi) sold, transferred or leased any material Asset or Assets individually or in the aggregate having a replacement cost in excess of $10,000, or canceled or compromised any debt or material claims, except in each case, in the ordinary course of business; (vii) sold, assigned, transferred or granted any rights under or with respect to any licenses, agreements, patents, software, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset including, but not limited to, the Rights; (viii) amended or terminated any of the contracts, agreements, leases or arrangements which otherwise would have been set forth on Schedule 5(p) hereto;
(ix) waived or released any other rights of material value; (x) declared or paid any dividend on its capital stock, or set apart any money for distribution to or for its shareholders; (xi) redeemed any portion of its capital stock; (xii) entered into, or amended the terms of, any employment or consulting agreement not terminable on more than 30-days notice without liability to the Seller or the Company; (xiii) incurred any indebtedness for borrowed money or guaranteed any such indebtedness of another entity or individual, or entered into any other arrangement having the economic effect of any of the foregoing; or (xiv) entered into any transactions not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect the Assets or the Business.

                  (l) Title to Assets; Absence of Liens and Encumbrances. Except as set forth on Schedule 5(l), the Company has good title to, and owns outright, the Assets, free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer or other defects as to title other than those disclosed in the Balance Sheet. The leases and other agreements or instruments under which the Company holds, leases or is entitled to the use of any real or personal property included in the Assets are in full force and effect and all rentals, royalties or other payments due and payable thereunder prior to the date hereof have been duly paid. The Company enjoys peaceable and undisturbed possession under all such leases, and the changes in ownership of the capital stock of the Company and of the Assets will not adversely affect such leases, other agreements and instruments. All Assets are in conformance with all applicable zoning and other laws, ordinances, rules and regulations; and no notice of violation of any law, ordinance, rule or regulation thereunder has been received by the Company or the Seller.

                  (m) Property.

                        (i) The Company does not own real property.

                        (ii) Schedule 5(m) contains a complete and correct list and description of all of the Company's leases (whether oral or written) with respect to real property (the "Leases"), including a description of all buildings, structures, improvements, transmitters, terminals and other equipment located at each of the premises underlying such Leases (collectively, the "Premises"), and all licensing arrangements and leases of personal property relating to the Business ("Personal Property Leases"), to which the Company is a party (either as lessor, lessee, licensor or licensee). The Seller has heretofore furnished to the Purchaser true and complete copies of all Leases and Personal Property Leases. All buildings, structures, appurtenances and material items of machinery, equipment and other material tangible assets used by the Company in the conduct of the Business are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable statutes, laws, regulations, ordinances, codes, rules, judgments, orders, decrees, agreements or governmental restrictions relating to their construction, use and operation. The Assets are sufficient to operate and conduct the Business as presently conducted. All such leases and licensing agreements are valid and effective in accordance with their respective terms and there are no existing defaults or events of default or events which with notice or lapse of time or both would constitute defaults or which would interfere with the enjoyment by the Company or any assignee of the benefits of such instrument or their use and enjoyment of the real or personal property. Except as set forth on Schedule 5(m), no consents are required in order to transfer any of the Leases, Personal Property Leases or licenses to the Purchaser.

                        (iii) Except as set forth on Schedule 5(m), all activities and operations conducted by the Seller and the Company on the Premises, and all structures, improvements and fixtures by the Seller or the Company on the Premises, conform to any and all applicable federal, state and local laws, ordinances and regulations, including, without limitation, zoning and building ordinances and health, environmental and safety laws, ordinances and regulations, and the Premises are zoned for the various purposes for which the Premises are currently being used.

                        (iv) Except as set forth on Schedule 5(m), to the knowledge of the Seller, there is no condition resulting from the activities of the Business which would adversely affect or impair the use of any of the Premises for the purposes for which the Company is currently using the same or which could result in the imposition of liability on the Purchaser.

                        (v) To the knowledge of the Seller, there are no existing, pending or threatened condemnations or violations of other governmental regulations giving rise to pending or threatened governmental or administrative actions that will materially adversely affect or impair the use of any of the Premises for the purposes to which the Company is currently using the same.

                  (n) Equipment. Set forth on Schedule 5(n) is a correct and complete list as of May 31, 1999 of all items of equipment used in the Business (the "Equipment"), indicating for each piece of Equipment whether it is owned or leased. Except as set forth on Schedule 5(n), none of the Equipment has been disposed of since May 31, 1999. Except as noted on Schedule 5(n), all of the Equipment and all other equipment used in the conduct of the Business (i) is in good working condition, with no material defects, and generally has been suitable for the uses for which it was designed or has been employed in the Business and (ii) conforms in all material respects with any laws, ordinances, regulations, orders or other similar governmental requirements relating to its use, as the same are currently in effect.

                  (o) Insurance. There is now and there will be as of the Closing, in full force and effect with a reputable insurance company fire and extended insurance coverage with respect to all material tangible Assets in reasonable commercial amounts. On Schedule 5(o) is set forth a correct and complete list of (i) all currently effective insurance policies and bonds covering the Assets or the Business, and their respective annual premiums (as of the last renewal or purchase of new insurance), and (ii) since the inception of the Business, (A) all accidents, casualties or damage occurring on or to the Assets or relating to the Business which resulted in claims individually in excess of $5,000, and (B) claims for product liability, damages, contribution or indemnification and settlements (including pending settlement negotiations) resulting therefrom which individually are in excess of $5,000. Except as set forth on Schedule 5(o), as of the date hereof there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable have been paid. There are no pending or, to the knowledge of the Seller, threatened terminations or premium increases with respect to any of such policies or bonds and there is no condition or circumstance known to the Seller applicable to the Business, other than the sale of the SunStar Shares pursuant to this Agreement, which may result in such termination or increase. The Business is in compliance with all material conditions contained in such policies or bonds, except for noncompliance which, individually or in the aggregate, would not have a material adverse effect on the Business, the SunStar Shares or the Assets.

            (p) Agreements, Arrangements, Etc.

                  (i) Except as set forth on Schedule 5(p), neither the Company nor the Seller is a party to, nor are the Company, the Assets or the SunStar Shares subject to or bound by, any:

                        (A) lease agreement (whether as lessor or lessee), where
            the obligation of the Company exceeds $5,000;

                        (B) license agreement, assignment or contract (whether
            as licensor or licensee, assignor or assignee) relating to software, trademarks, trade names, patents, or copyrights (or applications therefor), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

                        (C) employment or other contract or agreement with an
            employee or independent contractor which (1) may not be terminated without liability to the Company upon notice to the employee or independent contractor of not more than 30 days, or (2) provides payments (contingent or otherwise) of more than $5,000 per year (including all salary, bonuses and commissions);

                        (D) agreement, contract or order with any buying agent,
            supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing Assets or other goods to the Business;

                        (E) non-competition, secrecy or con- fidentiality
            agreements;

                        (F) agreement or other arrangement for the sale of goods
            or services to any third party (including the government or any other governmental authority);

                        (G) agreement with any labor union;

                        (H) agreement, contract with any distributor, dealer,
            leasing company, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract or more than

            $5,000 and a term of more than six months under any such contract or order;

                        (I) agreement, contract or order with any manufacturer,
            leasing company, supplier or customer (including those agreements which allow discounts or allowances or extended payment terms), of more than $5,000;

                        (J) agreement with any distributor or brokerage company,
            leasing company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of the products of the Business to its customers;

                        (K) joint venture or partnership agreement with any
            other person or entity;

                        (L) agreement guaranteeing, indemnifying or otherwise
            becoming liable for the obligations or liabilities of another;

                        (M) agreement with any banks or other persons, for the
            borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

                        (N) agreement with any bank, finance company or similar
            organization which acquires from the Company receivables or contracts for sales on credit;

                        (O) agreement granting any person a lien, security
            interest or mortgage on any of the Assets, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

                        (P) agreement for the incurrence of any capital
            expenditure in excess of $5,000;

                        (Q) advertising, publication or printing agreement;

                        (R) agreement which restricts the Company from doing
            business anywhere in the world;

                        (S) agreement or statute or regulation giving any party
            the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid; or

                        (T) other agreement or contract, not included in or
            expressly excluded from the terms of the foregoing clauses (A) through (S), materially affecting the Assets, the SunStar Shares or the Business, except contracts or purchase orders for the purchase or sale of goods or services made in the usual and ordinary course of business.

            Correct and complete copies of all items required to be shown on
Schedule 5(p) have been separately delivered to the Purchaser prior to the date hereof.

                  (ii) Each of the Commitments is valid, in full force and effect and enforceable in accordance with its terms.

                  (iii) Except as set forth on Schedule 5(p), the Company has fulfilled, or has taken all action reasonably necessary to enable the Company to fulfill when due, all of its obligations under the Commitments, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the Business or the Assets. Furthermore, there has not occurred any default or any event which, with the lapse of time or the election of any person other than the Company, will become a default under any of the Commitments, except for such defaults, if any, which (A) have not resulted and will not result in any material loss to or liability of the Company or any of its successors or assigns or (B) have been indicated on Schedule 5(p). The Company is not in arrears in any material respect with respect to the performance or satisfaction of the terms or conditions to be performed or satisfied by it under any of the Commitments and to the knowledge of the Seller, no waiver or variance has been granted by any of the parties hereto.

                  (iv) Except as set forth on Schedule 5(p), none of the Commitments requires the consent of the other parties thereto as a result of the transactions contemplated hereby and, with respect to any of the Commitments which do require the consent of the other parties thereto as a result of the transactions contemplated by this Agreement, the Seller will provide the Purchaser with copies of material consents between the date hereof and the Closing.

            (q) Business Names; Patents, Trademarks, Copyrights, Etc. Schedule 5(q) sets forth any Trade Names used by the Company or the Seller as the predecessor in interest to the Company used by the Business and all of the business addresses of the Business since the commencement of the Business.
Schedule 5(q) also sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each of the Rights owned, used or proposed to be used by the Company and (ii) the product, service, or products or services of the Company which make use of, or are sold, licensed or made under, each such Right. All of the Rights are included in the Assets and constitute all Rights necessary for the conduct of the Business, as the Business was being conducted immediately prior to the date hereof. Except as set forth on
Schedule 5(q), neither the Seller nor the Company has sold, assigned, transferred, licensed, sub-licensed or conveyed the Rights, or any of them, or any interest in the Rights, or any of them, to any person, and the Company has the entire right or right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Rights owned by or used in the conduct of the Business as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor the use thereof by the Company, the subject of any pending or, to the knowledge of the Seller, threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. The conduct of the Business as currently operated, and the use of the Assets does not and will not conflict with, or infringe, legally enforceable rights of third parties. There is no infringement of any proprietary right owned or licensed by the Company.

            (r) Permits, Licenses, Etc. The Company has all permits, licenses, registrations, memberships, orders or approvals of governmental or administrative authorities required to permit them to carry on the Business as currently conducted.

            (s) Compliance with Applicable Laws. To the knowledge of the Seller, the Seller and/or the Company have complied in all material respects with all laws, regulations and orders affecting the Business and its operations.

            (t) Litigation. Except as set forth on Schedule 5(t), there is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or, to the knowledge of the Seller, threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification), the Business or the Assets, or the transactions contemplated by this Agreement; nor are any facts known to the Seller which could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any material adverse affect, individually or in the aggregate, upon the Business, the value of the Assets or the transactions contemplated by this Agreement. Neither the Seller nor the Company has waived any statute of limitations or other affirmative defense with respect to any of the aforesaid matters. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which the Seller or the Company is a party, or to which the Assets or

Business is subject. Neither the Seller nor the Company nor any current officer, director, or employee of the Seller or the Company has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the Business.

            (u) No Interest in Competitors. Except as set forth on Schedule 5(u), no officer, director or shareholder of the Company or any Affiliate of any of the foregoing, or any member of the Seller, directly or indirectly, owns more than a two percent (2%) interest in or controls or is an employee, officer or director of or participant in (but only to the extent such a participation exceeds two percent (2%), or consultant to any corporation, partnership, limited partnership, joint venture, association or other entity which is a competitor, or current supplier or customer of the Business or has any type of business or professional relationship with the Business.

            (v) Customers, Suppliers, Distributors and Agents. Except as set forth on Schedule 5(v), the Seller has no knowledge or reason to believe that any customer, client, distributor, supplier or any other person or entity with material business dealings with the Company, will or may cease to continue such relationship, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing Date. Except for public information, the Seller has no knowledge of (i) any other existing or contemplated material and adverse modification or change in the business relationship of the Company with, or (ii) any existing condition or state of facts which has affected adversely, will adversely affect (in a material manner), or has a reasonable likelihood of adversely affecting the business relationship of the Company with its customers, clients, suppliers or other persons or entities with material business dealings with the Company or which has prevented or will prevent the business from being carried on under its new ownership after the Closing in essentially the same manner as it is currently carried on. Schedule 5(v) sets forth (i) the ten largest (in dollar value) purchasers of services from the Company and (ii) the ten largest (in dollar value) providers of goods and/or services to the Company.

            (w) Books and Records. The books of account and other financial and corporate records of the Company are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

            (x) Employee Benefit Plans. Except as described in Schedule 5(x), the Company does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans (the "Employee Benefits Plans"). For each such employee pension plan, multi-employer plan or welfare plan as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and for each Employee Benefit Plan with respect to which the Company is a "party in interest" as defined in Section 3 of ERISA, or a "disqualified person" as defined in Section 4975 of the Code, the Seller has delivered to the Purchaser complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto; (ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year's Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by Section 412 of ERISA; and (vi) the summary plan description. The Company has complied in all material respects with all of the rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of its employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Internal Revenue Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated has since its inception been operated in accordance with its provisions and is in compliance with such rules and regulations. Neither the Company nor any Employee Benefit Plans maintained by the Company or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in Section 406 of ERISA or
Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans.

            (y) Powers of Attorney. Except as set forth on Schedule 5(y), no person has any power of attorney to act on behalf of the Company or the Seller in connection with any of the Company's properties or business affairs other than such powers to so act as normally pertain to the officers of the Company.

            (z) Sufficiency of Assets and Commitments. Except as set forth in
Schedule 5(z), the Assets constitute all of the property and Rights necessary for the continuation of the Business on a basis consistent with past operations.

            (aa) Labor Disputes, Unfair Labor Practices. Except as set forth on
Schedule 5(aa), neither the Seller nor the Company has engaged in any labor practice which would have a material adverse effect on the Assets or the Business. There is no pending or threatened (i) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority or (ii) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of the Business. There have been no strikes, labor disputes, slow-downs, walkouts, or work stoppages involving employees of the Business. Union representation of employees exists only as set forth on Schedule 5(aa). The Company has not received notice from any of its employees of such employee's intent to terminate his or her employment or bring any action for any reason related to the transactions contemplated by this Agreement or for any other reason.

            (bb) Past Due Obligations. Except as set forth on Schedule 5(bb), no past due obligations over $5,000 have given rise or shall give rise within five
(5) days after the Closing Date to any additional liability to the Purchaser on account of their being past due.

            (cc) Environmental Matters. Except as set forth on Schedule 5(cc),
(i) the Company is in compliance with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement; (ii) the Company has not transported, stored, treated or disposed, or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes, or had performed or arranged for any method or procedure for such transportation, storage, treatment or disposal in contravention of any laws or regulations nor has the Company disposed of, or arranged for any third parties to dispose of, Hazardous Substances upon property owned or leased by it in contravention of any applicable laws or regulations;
(iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Substance by the Company on, into or beneath the surface of any parcel of real property in which the Company has an ownership interest or any leasehold interest in contravention of any applicable laws or regulations; (iv) the Company has not transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any Hazardous Substance to or at a site which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been placed on the National Priorities List or its Iowa equivalent; (v) the Company has not received notice and has no actual knowledge of any facts which could give rise to substantive notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or notice of any other Environmental Claim; (vi) the Company has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity; and (vii) there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Assets.

            (dd) Tax and Other Returns and Reports.

            (i) The Seller has timely filed or will file all Tax Returns and information returns required to be filed and has paid all Taxes due and payable in connection with the Business for all periods ending on or before the date hereof. Adequate provision has been made in the books and records of the Company and in the Financial Statements for all Taxes whether or not due and payable and whether or not disputed. Schedule 5(dd) lists the date or dates through which any governmental entity has examined any Tax Return of the Seller or the Company. All required Tax Returns or extensions, including amendments to date, have been prepared in good faith without willful misrepresentation and are complete and accurate in all material respects. Except as set forth in Schedule 5(dd), no governmental entity has examined or is in the process of examining any Tax Returns or extensions of the Seller or the Company. Except as set forth on
Schedule 5(dd), no governmental entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for Taxes and there would be no basis for any such delinquency, assessment, lien or claim. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Seller or the Company in connection with the Business or with respect to any Tax Return filed or to be filed by the Seller or the Company in connection with the Business.

            (ii) Certain Tax Definitions. For purposes of this Agreement, the term "Taxes" means all taxes, including without limitation all Federal, state, local, foreign and other income, franchise, sales, use, property, payroll, withholding, environmental, alterative or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges in the nature of tax, and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment. For purposes of this Agreement, the term "Tax Return" shall mean any report, statement, return, declaration of estimated tax or other information required to be supplied by or on behalf of the Company to a taxing authority in connection with Taxes, or with respect to grants of tax exemption, including any consolidated, combined, unitary, joint or other return filed by any person that properly includes the income, deductions or other tax information concerning the Company.

            (ee) Recent Dividends and Other Distributions. Except as set forth on Schedule 5(ee), there has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of the Seller or the Company subsequent to the date of the most recent Financial Statements.

            (ff) Inventory. All of the Company's inventory consists of items of a quality usable, marketable or saleable in the normal course of the Business.

            (gg) Purchase and Sale Obligations. All purchases, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of the Company have been made in the usual and ordinary course of its business in accordance with normal practices. On the Closing Date, the Company shall deliver to the Purchaser a schedule of all such uncompleted purchase and sale orders and other commitments with respect to any of the Company's obligations as of a date not earlier than ten (10) days prior to the Closing.

            (hh) Other Information. None of the representations and warranties contained in this Agreement (including the Annexes and Schedules hereto) or any ancillary document or any certificate or instrument delivered or to be delivered by or on behalf of the Company or the Seller in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

            (ii) Accounts Receivable. All Accounts Receivable arose from bona fide transactions made in the ordinary course of business and represent services rendered in the ordinary course of business. All such Accounts Receivable are fairly presented, and all the Accounts Receivable are the result of arms-length transactions with third parties. The collectibility of the Accounts Receivable will not be impaired by any statute of limitations, right of set-off, counterclaim or defense. Set forth on Schedule 5(ii) are computer printouts containing detailed listings of Accounts Receivable as of the dates specified therein (which shall be updated through the Closing Date) and which reflect the periods of time that such accounts have been outstanding as of the dates of such listings.

            (jj) Brokers and Finders. Neither the Seller nor the Company, or any of their respective officers, directors, members or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement other than Deerfield Partners L.P. whose fee shall be paid entirely by the Purchaser. The Seller agrees to indemnify and hold the Purchaser harmless from any liability, loss, cost, claim and/or demand that any other broker or finder may have in connection with this transaction as a result of actions taken by the Company or the Seller.

            (kk) Personnel. Schedule 5(kk) sets forth a true and complete list of:

            (i) the wage rates for non-salaried and nonexecutive salaried employees of the Company by classification, the date of the last increase in compensation and scheduled salary review dates;

            (ii) the Company's employees, which list shall contain the following information with respect to each such employee (A) whether such employee is union or non-union; (B) the position, age, current base rate, total 1997 and 1998 compensation, time of service, and geographical work location; and (C) with respect to employee salespersons, the details of his or her compensation arrangement, including assigned customers, territory and commission rates; and

            (iii) all non-employee salespersons of the Company and as to each salesperson, the details of his or her compensation arrangement with the Company including assigned customers, territory and commission rates.

            (ll) Insider Interests. Except as set forth in Schedule 5(ll), neither the Seller, any member or officer of the Seller nor any officer or director of the Company is presently a party to any transaction with the Company including, without limitation, any contract, agreement or arrangement (i) providing for the furnishing of services; (ii) providing for rental, real or personal property; or (iii) otherwise requiring payments to any such person, trust, corporation or entity to which such person has any interest including in any property, real or personal, tangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the Business.

            (mm) Bank Accounts. Schedule 5(mm) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes, lock boxes or accounts of any nature.

            (nn) Documents Relating to Business. The Seller has furnished or made available to the Purchaser every material agreement, instrument, letter, pleading, consent, waiver, notice, note and every document of whatever nature relating to the Business, and to the knowledge of the Seller, there is no other document or instrument of any kind that the Company has failed to furnish that would or might affect the truth, accuracy or completeness of the representations and warranties contained herein. No representation or warranty by the Seller in this Agreement or any Exhibit, Schedule or related agreement contains or will contain any untrue statement of a material fact nor omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

                  (oo) Books and Records. To the knowledge of the Seller, the records of the Seller and the Company relating to one Business are complete and accurate in all material respects. The financial books and records of the Seller and the Company relating to one Business have been maintained consistently in accordance with sound business practices and are accurate and complete in all material respects.

            (pp) Payments.

                        (i) Except as set forth on Schedule 5(pp), neither the Seller nor the Company, nor any of their respective employees or agents, or any other person acting on behalf of the Seller, the Company or the Business, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office or other person who is or may be in a position to help or hinder the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding or, (y) which if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Business as reflected in the Financial Statements or (z) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Business.

                        (ii) Neither the Seller nor the Company has obtained, directly or indirectly, any property as a result of activities, or used any property to conduct activities, which activities may constitute or result in a violation of any federal, state or local law, rule or regulation, the penalty for which could be forfeiture of such property.

                  (qq) Schedules. Each of the Schedules described in this Agreement is dated the date of this Agreement, identified specifically as a schedule to a particular Section and is certified by the Seller as being true and complete. Any information disclosed in any Schedule described in this Agreement shall be deemed disclosed for purposes of all other such Schedules to which such information is relevant.

                  (rr) Predecessor Entity. The Assets, which were previously owned by the Seller, were transferred from the Seller to the Company for reasons unrelated to the transactions contemplated by this Agreement and deemed reasonable by the managers of the Seller.

            6. Representations and Warranties of the Purchaser.

                  As an inducement for the Seller to enter into this Agreement and perform its obligations hereunder, the Purchaser hereby represents and warrants to the Seller as set forth below. Each of such representations and warranties are correct and complete as of the date hereof and shall be correct and complete as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

                  (a) Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under of the laws of the State of Delaware.

                  (b) Noncontravention. The Purchaser is not a party to or subject to any contract or agreement or any judgment, order, writ, injunction or decree of any court or governmental body which will prevent its performance of its obligations under this Agreement.

                  (c) Authorization. The execution and delivery of this Agreement and the other agreements, certificates and documents contemplated hereby or referred to herein have been duly authorized by its directors as required under the laws of the State of Delaware, and no other corporate action is required for the approval of this Agreement or such other agreements, certificates and documents executed and delivered by the Purchaser, all of which are valid and binding upon the Purchaser in accordance with their respective terms.

                  (d) Conflicts. Neither the execution nor delivery of this Agreement, nor the performance of the Purchaser in consummating the transactions contemplated by this Agreement will conflict with or result in a violation or breach of, or default under, any terms or provisions of the corporate charter or bylaws of the Purchaser or of any terms or provisions of any agreement or instrument to which the Purchaser is a party or by which it is bound.

                  (e) Approvals. No consent, approval or authorization of or declaration or filing with any governmental authority is required in connection with the execution or delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

                  (f) Pursuant to the terms of the Registration Rights Agreement, within 180 days from the Closing Date, Aquis Group shall file a registration statement on Form S-3 or any successor thereto (or other form of registration statement if Form S-3 is not available) for public sale of the Aquis Group Shares (the "Shelf Registration Statement"), and thereafter shall use its reasonable efforts to have the Shelf Registration Statement declared effective by the Securities and Exchange Commission.

                  (g) Brokers and Finders. Neither the Purchaser nor any of its officers, directors, or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement other than Deerfield Partners L.P. whose fee shall be paid entirely by the Purchaser. The Purchaser agrees to indemnify and hold the Seller harmless from any liability, loss, cost, claim and/or demand that any other broker or finder may have in connection with this transaction as a result of actions taken by the Purchaser.

            7. Conditions Precedent to the Purchaser's Obligation to Close. (i) All obligations of the Purchaser to close under this Agreement are subject to the fulfillment of each of the following conditions, prior to or at the Closing:

                  (a) The representations and warranties made by the Seller contained herein shall be true and correct at and as of the time of the Closing, with the same effect as though such representations and warranties were made at and as of such time, except in respects not materially adverse to the Company. As used herein, the phrase "in respects not materially adverse to the Company" shall mean in respects not materially adverse to the overall financial condition, business or prospects of the Business.

                  (b) The Seller and the Company, on or before the Closing, shall have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with at or before the Closing.

                  (c) No order, ruling or regulation (general or specific) of any governmental authority shall have been issued or promulgated, and no judicial or administrative action shall have been taken and shall have not been rescinded, canceled or reversed, which action has the purpose or would have the effect of prohibiting the transactions herein contemplated or the effect of interfering with or materially affecting the right or ability of any party to this Agreement to consummate any of the transactions contemplated hereby.

                  (d) [Intentionally left blank]

                  (e) The Seller shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by an appropriate officer of the Seller, certifying (i) as to the fulfillment of the conditions set forth in subsections (a), (b) and (c) of this Section 7 and (ii) that he is not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor is he aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, assets, liabilities, management or prospects of the Business.

                  (f) The Purchaser shall have been furnished with an opinion, dated the Closing Date, of Snell & Wilmer, L.L.P., counsel to the Seller, in substantially the form of Exhibit C attached hereto.

                  (g) All consents and approvals and waivers of third parties, including those set forth on Schedule 5(i), and consents, permits and approvals of all regulatory agencies or other authorities having jurisdiction over the transactions, contemplated by this Agreement, shall have been procured and delivered to the Purchaser, and all other requirements prescribed by law shall have been satisfied.

                  (h) No suit, action or other proceeding shall be pending or directly threatened by any federal or state governmental agency having jurisdiction or authority over either the Seller, the Company or the Purchaser in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement.

                  (i) The Purchaser shall not have been advised by the Purchaser's accountants (the "Accountants"), at or prior to the Closing Date, that, based upon a review (but not an audit) of the affairs of the Business through the Closing Date, there has come to their attention facts or circumstances causing them to believe that the Seller's and the Company's representations and warranties relating to the Assets, the Financial Statements, and the financial condition of the Business are not materially true and correct as of the Closing Date. Any such advice shall be in writing and shall specify in detail the particulars as to what facts or circumstances have caused the Accountants to believe that any such representations or warranties are not materially true and correct or that any such condition has not been fulfilled. The Seller shall be given a reasonable opportunity (not to exceed five business days after delivery to it of the advice) to explain or remedy any alleged misrepresentation or breach of warranty. If the Closing thereafter occurs, it shall be deemed to have occurred as of the originally scheduled Closing Date. In preparing such advice the Accountants may rely upon written statements of the Seller and the Company and need not audit the financial condition of the Company.

                  (j) There shall not have been commenced, threatened or received any proceeding, or notice thereof, which results or could result in the citation of the Seller or the Business for violation of zoning ordinances in connection with the use of the principal office of the Business or requiring the cessation of such use.

                  (k) There shall have been no material adverse changes in the financial condition, Business, operations, Assets, liabilities or management of the Company.

                  (l) The Seller shall have delivered all consents, approvals and waivers required under any contracts, licenses, leases (including the Leases) or other agreements material to the Business or shall have executed and delivered assignments of all such instruments.

                  (m) The Purchaser shall have received a certificate of the office of the Secretary of State of Arizona and the Arizona State taxing authority, dated within 10 days before the Closing Date, certifying that the records of such state regarding the Company reflect neither a certificate of dissolution, a court order declaring dissolution, a merger or consolidation which terminated its existence, nor suspension of its powers, rights and privileges, and that in accordance with the records of such state, the Company is authorized to exercise all of its powers, rights and privileges in such state.

                  (n) The Seller shall have delivered to the Purchaser the certificates representing the SunStar Shares, duly executed for transfer or accompanied by duly executed stock powers.

                  (o) An employment agreement between the Company and John Hobko, substantially in the form of Exhibit D hereto, shall have been executed between the Purchaser and Mr. Hobko.

                  (p) Confidentiality and non-disclosure agreements between each of the Company's employees and the Company shall have been executed by each such employee and the Company.

                  (q) The Seller and the Company shall have delivered such other documents, opinions and certificates as are reasonably requested by counsel for the Purchaser.

                  (r) The Finova Consent (as defined in Section 15 hereof) shall have been obtained.

            (ii) In the event Purchaser agrees to close the transactions contemplated by this Agreement without Seller having obtained certain required consents and approvals, including those relating to the First USA Merchant Agreement, the Learning Company Distribution Agreement, the UniDial Agent Agreement and the Planet Direct Internet Service Provider Agreement, the Seller agrees to use its best efforts to obtain such consents promptly after the Closing and to indemnify Purchaser and hold it harmless from any damage or loss resulting from Seller's failure to obtain such consents prior to the Closing (the "Consent Indemnification").

            8. Conditions Precedent to the Seller's Obligation to Close. All obligations of the Seller to close under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

                  (a) The representations and warranties made by the Purchaser contained herein shall be true and correct at and as of the time of the Closing, with the same effect as though such representations and warranties were made at and as of such time, except in respects not materially adverse to the Purchaser. As used herein, the phrase "in respects not materially adverse to the Purchaser" shall mean in respects not materially adverse to the overall financial condition or business of the Purchaser.

                  (b) The Purchaser, on or before the Closing, shall have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with at or before the Closing.

                  (c) The Purchaser shall have delivered to the Seller a certificate, dated the Closing Date and signed by an appropriate officer of the Purchaser, certifying as to the fulfillment of the conditions set forth in Subsections (a) and (b) of this Section 8.

                  (d) The Seller shall have been furnished with an opinion, dated the Closing Date, of Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Purchaser, in substantially the form of Exhibit E hereto.

                  (e) No order, ruling or regulation (general or specific) of any governmental authority shall have been issued or promulgated, and no judicial or administrative action shall have been taken and shall have not been rescinded, canceled or reversed, which action has the purpose or would have the effect of prohibiting the transactions herein contemplated or the effect of interfering with or materially affecting the right or ability of any party to this Agreement to consummate any of the transactions contemplated hereby.

                  (f) All consents and approvals, and consents and approvals of all regulatory agencies or other authorities having jurisdiction over the transactions contemplated by this Agreement, shall have been procured, and all other requirements prescribed by law shall have been satisfied.

                  (g) No suit, action or other proceeding shall be pending or directly threatened by any federal or state governmental agency having jurisdiction or authority over either the Seller or the Purchaser in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement.

            9. Access.

                  (a) Prior to the Closing, the Seller and/or the Company will give to the Purchaser and Purchaser's counsel, accountant or other representatives full access (during normal business hours) to all properties, documents, contracts, books, records and other data of the Business; provided, however, that all information received by the Purchaser, Purchaser's counsel, accountants or other representatives shall be held wholly confidential by each of them and that in taking advantage of such access, none of them shall interfere with the operation of the Business, and, provided further, that if the transaction contemplated hereby shall not be consummated, all data of every kind and nature and all copies of documents taken by any of said persons shall upon request be returned to the Seller and not otherwise utilized by the Purchaser.

                  (b) From and after the Closing, the Seller will give to the Purchaser, Purchaser's counsel, accountants or other representatives full access (during normal business hours) to all books and records of the Seller relating to the Business with respect to the period ending on the Closing Date.

            10. Affirmative Covenants of the Seller. Except as otherwise consented to by the Purchaser, the Seller covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, the Company will:

            (a) Conduct of Business. Conduct the Business only in the ordinary course, consistent with prior practice;

            (b) Maintenance of Property. Maintain and keep the material properties, machinery and equipment of the Business in as good repair and condition in all material respects as at present, except for depreciation due to ordinary wear and tear;

            (c) Insurance. Maintain in full force and effect insurance at least as great as the amounts and comparable in scope of coverage to that now maintained by the Business as described on Schedule 5(o) hereto;

            (d) Performance of Obligations. Consistent with past business practices, perform all material obligations under material contracts, leases and documents relating to or affecting the material assets, properties and business of the Business;

            (e) Maintenance and Preservation of Business. Consistent with its past practices, use his best efforts to maintain and preserve the Business;

            (f) Compliance with Laws. Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

            (g) Notice of Certain Events. By written notice to the Purchaser, notify the Purchaser of the commencement of any litigation against the Company or the Business involving an amount exceeding $5,000 in each instance or of the existence of adverse business conditions threatening the continued, normal business operations of the Business;

            (h) Satisfaction of Conditions. Use its best efforts to assure, as soon as is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement and grant Purchaser reasonable access to the Business and the Premises to permit familiarization therewith; and

            (i) Good Standing. Maintain the Company's existence as a corporation validly existing and in good standing under the laws of the States of Arizona and Florida.

            11. Negative Covenants of the Seller. The Seller covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, unless the Purchaser shall have otherwise consented in writing, the Company will not:

                  (a) Material Commitments. Enter into or institute any material Commitment or any material employment contract or other agreement not in the normal course of the Business or, except as required by applicable law or regulation, renew, amend or modify any such contract or agreement now in existence; and

                  (b) Inconsistent Agreements. Enter into any agreement, understanding or commitment, written or oral, with any other person which is in any material respect inconsistent with the obligations of the Company or the Seller arising under this Agreement.

            12. Affirmative Covenants of the Purchaser. (i) Except as otherwise consented to by the Seller, the Purchaser covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, it will:

            (a) Good Standing. Maintain its existence as a corporation validly existing and in good standing under the laws of the State of Delaware;

            (b) Satisfaction of Conditions. Use its best efforts to assure, as soon as is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement;

            (c) Maintenance and Preservation of Business. Use its best efforts to maintain and preserve its business; and

            (d) Compliance with Laws. Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to its financial condition or business.

                  (ii) The Purchaser covenants that it shall file the NASDAQ Listing Application with the NASD on or before June 30, 1999.

            13. Termination.

                  (a) Grounds for Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                        (i) by mutual consent of the Seller and the Purchaser;

                        (ii) by the nonbreaching party hereto, if (A) the other party shall have (1) misstated any representation or been in breach of any warranty contained herein and such misrepresentation or warranty has not been cured within 10 days after notice from the non-breaching party, or (2) been in breach of any covenant, undertaking or restriction contained herein and such breach has not been cured within 10 days after notice from the non-breaching party, or (b) a condition to Closing applicable to it hereunder has not been satisfied by the Closing Date (or such earlier date as specified herein) and has not been waived in writing by such party; or

                        (iii) by Seller or Purchaser if the Finova Consent has not been obtained as provided in Section 15 hereof.

                  (b) Consequences of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of this Section 13, this Agreement shall become void and have no effect, without any liability on the part of any of the partners, directors, officers or stockholders of the terminating party, except for liability of any party then in breach, which shall not be affected by such termination.

            14. Deliveries.

                  (a) The Seller. At the Closing, the Seller shall deliver to the Purchaser the following, duly executed by the Seller (unless otherwise indicated):

                        (i) an officer's certificate of the Seller, as required under Section 7(e) hereof;

                        (ii) the opinion required under Section 7(f) hereof;

                        (iii) original stock certificates for the SunStar
Shares;

                        (iv) the pay-off letter concerning the TTI Obligation;

                        (v) executed employment agreement between the Purchaser and John Hobko; and

                        (vi) executed confidentiality and nondisclosure agreements between the Company and each of its employees.

                  (b) Purchaser. At the Closing, the Purchaser shall deliver to the Seller the following, duly authorized and executed by the Purchaser:

                        (i) an officer's certificate of the Purchaser, as required under Section 8(c) hereof;

                        (ii) $1,000 of the cash consideration as set forth in
Section 4(a)(ii) hereof;

                        (iii) the Registration Rights Agreement; and

                        (iv) the opinion required under Section 8(d) hereof.

                  (c) Purchaser. On the Aquis Shares Delivery Date, the Purchaser shall deliver to the Seller original stock certificates for the Aquis Group Shares in accordance with Section 4(ii) hereof, bearing the appropriate legend.

                  (d) Purchaser. On the Cash Consideration Delivery Date, the Purchaser shall deliver the remainder of the cash consideration as set forth in
Section 4(a)(ii) hereof.

                  (e) Further Assurances. At any time and from time to time after the Closing, at the request of any party and without further consideration, the other party will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the requesting party may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign the properties transferred hereunder and to effectuate the terms hereof, including, without limitation, a name change certificate to be executed by the Seller for filing with the Secretary of State of Arizona.

            15. Consent of Lender. The Seller and the Purchaser hereby acknowledge and agree that this Agreement and the transactions contemplated hereunder are subject to and contingent upon the written consent of FINOVA Capital Corporation ("FINOVA Consent"), the senior lender under a credit facility with

Purchaser. Following execution of this Agreement by the parties, should Purchaser be unable to obtain FINOVA Consent for any reason within sixty (60) days from the date hereof, this Agreement may be terminated by Seller or Purchaser pursuant to the terms of Section 13.

            16. Expenses. The Purchaser and the Seller will each pay their respective counsel, accountants and other expenses incurred in connection with the negotiation and consummation of the transactions contemplated herein.

            17. Nondisclosure of Confidential Information. The Purchaser, the Company and the Seller each agree that if for any reason whatsoever the transactions contemplated by this Agreement shall not be consummated, all information disclosed to the other parties pursuant to Section 9 or otherwise shall remain confidential and each party shall not use or furnish or divulge the same to any other person.

            18. Survival of Representations and Warranties.

                  (a) All representations, covenants and warranties made by the Seller and the Purchaser under this Agreement in connection with the transactions contemplated hereby or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto shall survive the Closing for a period of one (1) year.

                  (b) Notwithstanding any right of the Purchaser to fully investigate the affairs of the Company relating to the Business and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller and the Company contained in this Agreement or in any document delivered or to be delivered pursuant to this Agreement by the Seller or any of the Seller's representatives or the Company (including, but not limited to, any accountant or attorney representing the Seller or the Company), in connection with the transactions contemplated by this Agreement. Each warranty, representation, agreement and covenant contained herein is independent of all warranties, representations, agreements and covenants contained herein or in any Exhibit, Schedule, certificate, list or other instrument or documents (whether or not covering identical or related subject matter) and must be independently and separately complied with and satisfied.

            19. Indemnification.

                  (a) The Seller hereby indemnifies the Purchaser and agrees to hold the Purchaser harmless from and against any and all damages, losses, costs and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) paid or incurred by the Purchaser and arising out of the Consent Indemnification or any and all inaccurate representations or breaches of covenant or warranty made by the Seller under this Agreement in connection with the transactions contemplated hereby or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto.

            The Purchaser hereby indemnifies the Seller and agrees to hold the Seller harmless from and against any and all damages, losses, costs and expenses (including counsel fees and expenses in connection with the contest of any claim) paid or incurred by the Seller and arising out of any and all inaccurate representations or breach of covenant or warranty made by the Purchaser under this Agreement in connection with the transactions contemplated hereby or in any Exhibit, Schedule, certificate, list or other instrument delivered pursuant hereto. The Purchaser shall have the right (but not the obligation) in enforcing this Section 19(a) first to obtain reimbursement in satisfaction of any of the Seller's obligations from the Aquis Group Shares held in escrow pursuant to the Escrow Agreement, in accordance with the terms of such Escrow Agreement.

                  (b) Promptly after receipt by an indemnified party of notice of the commencement of any action asserting a claim based upon any cause enumerated herein, the indemnified party shall, if it claims the benefits of indemnification pursuant to Section 19(a) with respect to such action, notify the indemnifying party of the commencement thereof. Upon receipt of such notice, the indemnifying party shall have the option of either assuming the defense of such action (and the cost thereof) with counsel reasonably satisfactory to both the indemnified and the indemnifying parties or participating in the defense of such action at the sole expense, however, of the indemnifying party. In the event of the indemnifying party's assumption of the defense of such action, counsel selected by the indemnified party may at the election of the indemnified party participate in any such defense, at the sole expense, however, of the indemnified party. No settlement or compromise to be paid by the indemnifying party shall be entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (c) The indemnity provided in Section 19(a) shall be limited in time, in that no party may assert a claim in respect of such indemnity at any time after one (1) year after the Closing Date.

                  (d) Notwithstanding anything herein to the contrary, (i) no party shall assert a claim for indemnity pursuant to Section 19(a) unless the aggregate of all such claims by such indemnified party against such indemnifying party shall exceed $30,000, in which event the indemnifying party's obligation shall apply to all indemnified losses and (ii) the total amount for which


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

the Seller shall be liable shall not exceed the Purchase Price. For purposes of this Section 19, the value per share of Aquis Group Shares included in the Purchase Price shall equal the closing bid price of the common stock of Aquis Group on the Closing Date.

            20. Conflict of Interest. Each of the parties recognizes that John Frieling, a member of the Seller, is a director and a shareholder of the Purchaser and, as such, is fully informed of the business and management decisions of both parties. Notwithstanding the foregoing, in entering into this Agreement, neither party has relied upon representations made by John Frieling and each party has relied solely upon its own due diligence and the representations contained in this Agreement.

            21. Notices. All notices and communications shall be in writing and delivered as follows (or to such other address as any party may furnish to the other in writing in accordance with the terms of this Section):

            If to the Purchaser:

                  Aquis Communications, Inc.
                  1719A Route 10
                  Suite 300
                  Parsipanny, New Jersey 07054
                  Attention:  John X. Adiletta, President

            with a copy to:

                  Phillips Nizer Benjamin Krim & Ballon LLP
                  666 5th Avenue
                  New York, New York  10103
                  Attn:  Monte Engler, Esq.

            If to the Company or the Seller:

                  SunStar Communications, Inc.
                  5201 West Kennedy Blvd.
                  Suite 915
                  Tampa, Florida  33609
                  Attn:  John Hobko, President

            with a copy to:

                  Snell & Wilmer, L.L.P.
                  One Arizona Center
                  Phoenix, Arizona  85004
                  Attn:  Quinn Williams, Esq.

Any notices and communications pursuant to this Agreement, shall be sent by hand, by registered or certified first-class mail, postage prepaid, or by such other form of delivery as shall provide the sender with documentary evidence of delivery, and shall be deemed to be delivered when sent.

            22. Miscellaneous.

                  (a) Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

                  (b) Assignment. Neither the Purchaser nor the Seller may assign this Agreement or any rights hereunder prior to the Closing without the prior written consent of the other party; provided, however, that the Purchaser may assign this Agreement or any of its rights hereunder to Aquis Group or any subsidiary thereof. After the Closing, the terms, provisions, covenants and conditions of this Agreement shall bind and benefit the parties hereto and their respective heirs, successors, personal representatives and assigns.

                  (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original instrument, but such counterparts, together, shall constitute a single agreement.

                  (d) No Waiver. No waiver of any breach or default under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any contemporaneous or subsequent breach or default of the same or similar nature. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

                  (e) Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the Seller and the Purchaser or their respective successors or assigns. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law doctrine of such state.

                  (g) Headings. Headings are inserted for convenience and do not form part of the Agreement.

                  (h) Public Announcements. No party shall issue a press release, make publicly available any document or make any public announcement concerning this Agreement, the terms hereof or the transactions contemplated hereby without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent that such party, or a publicly held parent company of such party, is required to issue such a press release, to make available such a document or to make such a public statement under the rules of a stock exchange (or the NASD) on which such party's or such party's parent company's securities are listed, or pursuant to any applicable law or regulation, in which case such party shall provide prompt notice of such disclosure to the other party.

                  (i) Arbitration. In the event that there shall be a dispute among the parties arising out of or relating to this Agreement, including, without limitation, the indemnities provided in Article 19, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before one arbitrator if such dispute involves an amount of less than $150,000 and if such dispute involves an amount equal to or in excess of $150,000 then before a panel of three arbitrators, in either case, in New York, New York administered by the American Arbitration Association ("AAA"), in accordance with AAA's commercial rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The arbitrator shall have the authority in his or her discretion to award to the prevailing party the fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Purchaser, the Company and the Seller sign this Agreement as of the day and year first above written.

                                 AQUIS COMMUNICATIONS, INC.

                                 By: /s/ JOHN X. ADILETTA
                                     ---------------------------------
                                     John X. Adiletta, President


                                 SUNSTAR COMMUNICATIONS, INC.

                                 By: /s/ GARY M. BURTON
                                     ---------------------------------
                               Name: Gary M. Burton
                                     ---------------------------------
                              Title: PRESIDENT
                                     ---------------------------------


                                 SUNSTAR ONE, L.L.C.

                                 By: /s/ GARY M. BURTON
                                     ---------------------------------
                               Name: Gary M. Burton
                                     ---------------------------------
                              Title: MANAGER
                                     ---------------------------------


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